Exhibit 10.31
Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 22, 2010, by Essex Rental Corp., a Delaware corporation (the “Company”), with Kirtland Capital Company III LLC (“KCC”) and Kirtland Capital Partners III L.P. (“KCP” and, together with KCC, “Kirtland”).

WHEREAS, Kirtland has requested that the Company register shares of Common Stock (as hereinafter defined) under the Securities Act (as hereinafter defined);

WHEREAS, on November 24, 2010, the Company completed a private placement of 3,300,000 shares (the “Private Placement Shares”) of Common Stock (the “Private Placement”);

WHEREAS, in connection with the Private Placement, the Company agreed to file a registration statement with the SEC (as hereinafter defined) to register for resale the shares of Common Stock issued to investors in the Private Placement no later than December 24, 2010;

WHEREAS, the Company desires to provide Kirtland with the right to register the shares of Common Stock owned by Kirtland as of the date hereof in connection with the registration of the Private Placement Shares.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           REGISTRATION RIGHTS.

1.1           Definitions.  For purposes of this Agreement:

(a)           Common Stock.  The term “Common Stock” means the Company’s common stock, $0.0001 par value per share.

(b)           Exchange Act.  The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(c)           Holder.  The term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement.

(d)           Registrable Securities.  The term “Registrable Securities” means all of the shares of Common Stock owned by Kirtland as of the date hereof and (ii) any shares of Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (i).  As to any particular Registrable Securities, subject to Section 2.1, such securities shall cease to be Registrable Securities when:  (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities shall have been transferred pursuant to Rule 144 of the Securities Act, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

(e)           Registration.  The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(f)           SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g)           Securities Act.  The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.2           Registrations on behalf of Holders.

(a)           Registration.  The Company shall include the Registrable Securities in the registration statement filed by the Company with the SEC to register the Private Placement Shares for resale (the “Mandatory Registration Statement”).  The Company shall use its commercially reasonable efforts to cause such Mandatory Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the date of such filing.  The Mandatory Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available, by the Holders of any and all Registrable Securities (including, without limitation, an underwritten offering of the Registrable Securities).

(b)           Underwriting.

(1)           If the holders of a majority of the Private Placement Shares shall have notified the Company that they intend to distribute the Private Placement Shares by means of an underwritten offering, the Company shall promptly notify the Holders of the Registrable Securities of such intention and the Holders shall have a right to include their Registrable Securities in such underwritten offering.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.2(b)(1), if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities and the holders of the Private Placement Shares to be included in such underwriting on a pro rata basis according to the number of Registrable Securities and Private Placement Shares then outstanding held by each Holder and each holder of Private Placement Shares requesting inclusion in the underwritten offering.

(2)           Notwithstanding anything to the contrary in Section 1.2(b)(1), at any time, the holders of a majority of the Registrable Securities shall have the right to resell Registrable Securities by means of an underwritten offering conducted by an underwriter reasonably acceptable to the Company, in which case such Holders shall promptly notify the other Holders of the Registrable Securities and the Company of such intention and such other Holders and each of the other selling stockholders (the “Selling Stockholders”) identified in the Mandatory Registration Statement shall have a right to include their Registrable Securities and, in the case of such shareholders, the shares being registered for resale by such selling stockholders pursuant to the Mandatory Registration Statement (such shares the “Selling Stockholder Shares”), in such underwritten offering.  All Holders and Selling Stockholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting.  Notwithstanding any other provision of this Section 1.2(b)(2), if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities and the Selling Stockholders that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities and Selling Stockholder Shares that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities and the Selling Stockholders on a pro rata basis according to the number of Registrable Securities and Selling Stockholder Shares then outstanding held by each Holder and Selling Stockholder requesting inclusion in the underwritten offering.

(c)           Notwithstanding the foregoing, if the Company shall furnish to the selling Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the Company and its shareholders to file the Mandatory Registration Statement because such filing would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the one-time right to defer such filing for a period of not more than forty-five (45) days after the date of delivery of such certificate; provided, however, the Company shall not register any securities for its own account or that of any other shareholder during such forty-five (45) day period other than in connection with a significant acquisition, corporate reorganization, or other similar transaction involving the Company.

(d)           Expenses.  All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration, qualification, printers’, accounting and Company counsel fees shall be borne by the Company, other than discounts, commissions or brokerage fees, which shall be borne by the selling Holders.

1.3           Reserved.

1.4           Obligations of the Company.  When required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to the provisions of Section 1.4(f) below, as expeditiously as reasonably possible:

(a)           Use its commercially reasonable efforts to prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable, and to remain continuously effective for three years from the date of effectiveness or until no Registrable Securities are outstanding, whichever occurs earlier.

(b)           Prepare and file with the SEC (and promptly respond to any comments from the SEC in respect of) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep the registration statement continuously effective, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such registration statement until such time as all of such Registrable Securities registered thereunder shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.  In the case of amendments and supplements to a registration statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such registration statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such registration statement.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration statement.

(d)           Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions. The Company shall promptly notify each selling Holder of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering and enter into such other customary agreements and take all such actions as such underwriter reasonably requests in order to expedite or facilitate the disposition of the Registrable Securities.  Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

(f)           Notify each selling Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each selling Holder (or such other number of copies as such Holder may reasonably request).

(g)           Use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of any registration statement prepared hereunder, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, (ii) if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)           Use its commercially reasonable efforts either to cause all the Registrable Securities covered by a registration statement prepared hereunder to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 1.4(h).

(i)           Cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a registration statement filed hereunder and enable such certificates to be in such denominations or amounts, as the case may be, as such Holders may reasonably request and registered in such names as such Holders may request.

(j)           If requested by a selling Holder, use its commercially reasonable efforts to (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as a selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any registration statement if reasonably requested by a selling Holder holding any Registrable Securities.

(k)           Promptly make available for inspection by the selling Holders, any underwriter participating in any disposition of securities pursuant to such Registration Statement and any attorney or accountant or other agent retained by such Holders or such underwriters, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such Holders, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; provided that such Holders and the Company shall have entered into confidentiality agreement with respect to any confidential or non-public information so provided in form and substance mutually acceptable to the parties thereto.

(l)           Use commercially reasonable efforts to furnish, on or about the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, copies of (i) the opinion, if any, of the lead legal counsel representing the Company for the purposes of such registration issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters and (ii) the letter (including any “bring-downs” related thereto) from the independent certified public accountants of the Company issued pursuant to the underwriting agreement relating to the offering and addressed to the underwriters.

(m)         Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(n)           After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(o)           Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this Section 1 covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension only once in any 12-month period and for a period not to exceed forty-five (45) days.  From and after the date of a notice of suspension under this Section 1.4(m), each selling Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 46th day following the giving of the notice of suspension.

(p)           Use commercially reasonable efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

1.5           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

1.6           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7           Indemnification.  In the event any Registrable Securities are included in a registration statement under Section 1.2:

(a)           By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, members, employees and agents of each Holder, any underwriter (as defined in the Securities Act) and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(1)           any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(2)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3)           any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will promptly reimburse each such Holder, partner, officer or director or controlling person for any legal or other expenses reasonably incurred by them, after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration under this Agreement by such Holder, partner, officer, director or controlling person of such Holder.

(b)           By Selling Holders.  To the extent permitted by law, each selling Holder will be required severally and not jointly to indemnify and hold harmless the Company, each of its directors, employees, agents, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration under this Agreement.  Each such Holder will promptly reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action after a request for reimbursement has been received by the indemnifying Holder; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the selling Holder (which consent shall not be unreasonably withheld); and provided further, that the total amounts payable in indemnity by a selling Holder under this Section 1.7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)           Notice.  Promptly after receipt by an indemnified party under this Section  1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section  1.7, deliver to the indemnifying party a written notice of the commencement thereof.  The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

(d)           Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and selling Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party prior to the sale of Registrable Securities to the person asserting the loss, liability, claim or damage and such Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)           Contribution.  If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party pursuant to a registration under this Agreement, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)           Conflict with Underwriting Agreement.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(g)           Survival.  The obligations of the Company and selling Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.8           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)           Use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.9           No Stated Damages or Net Cash Settlement Value.  The Company will not be obligated to deliver securities, and there are no other contractual penalties for failure of a registration statement to become effective as contemplated under this Agreement.

1.10        Additional Shares.  The Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock of the Company or any shares of Common Stock or other securities of the Company owned by any other securityholder(s) of the Company.

1.11        Representation of Kirtland.  Kirtland hereby represents and warrants that, as of the date hereof, (i) the Registrable Securities consist of 3,294,700 shares of Common Stock that were acquired by Kirtland in open market or private purchases during the period commencing March 5, 2007 and ending on November 5, 2008 and (ii) Kirtland does not own any Common Stock other than the Registrable Securities.

2.           ASSIGNMENT AND AMENDMENT.

2.1           Assignment.  The registration rights of a Holder under Section 1 hereof may be assigned; provided, however that no party may assign any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

2.2           Amendment and Waiver of Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders (and/or any of their permitted successors and assignors) holding a majority of all of the Registrable Securities, provided that the consent of the Holders shall not be required after such time as the Holders shall not hold any Registrable Securities.  Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon each Holder, each permitted successor or assignee of such Holder and the Company.

3.           GENERAL PROVISIONS.

3.1           Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following:  (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)           if to a Holder, at such Holder’s address as set forth on Exhibit A hereto or such other address provided by the Holder to the Company.

(b)           if to the Company, marked “Attention:  Martin Kroll, Chief Financial Officer”, at Essex Rental Corp., 1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois 60089.

3.2           Entire Agreement.  This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

3.3           Governing Law; Jurisdiction.  This Agreement will be governed by and construed in accordance with the laws of the State of New York , without giving effect to that body of laws pertaining to conflict of laws.  Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the Second Department of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Agreement.

3.4           Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

3.5           Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

3.6           Successors And Assigns.  Subject to the provisions of Section 2.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

3.7           Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

3.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

3.9           Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

3.10        Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

ESSEX RENTAL CORP.

By:	/s/ Martin Kroll
Name: Martin Kroll
Title:

KIRTLAND CAPITAL PARTNERS III L.P.

By:	Kirtland Partners Ltd., its general partner

By:	/s/ Michael DeGrandis
Name: Michael DeGrandis
Title:

KIRTLAND CAPITAL COMPANY III LLC

By:	Kirtland Partners Ltd., its managing member

By:	/s/ Michael DeGrandis
Name: Michael DeGrandis
Title:

 [Signature page to Registration Rights Agreement]

EXHIBIT A

Kirtland Capital Partners III L.P.
3201 Enterprise Parkway, Suite 200
Beachwood, Ohio  44122
Attn:  Michael DeGrandis

Kirtland Capital Company III LLC
3201 Enterprise Parkway, Suite 200
Beachwood, Ohio  44122
Attn:  Michael DeGrandis